                                                                     EXHIBIT 4.4

                             HINES HOLDINGS, INC.

                            REGISTRATION AGREEMENT
                            ----------------------


          THIS AGREEMENT is made as of June 11, 1998, between Hines Holdings, Inc., a Nevada corporation (the "Company"), and Madison Dearborn Capital Partners, L.P., a Delaware limited partnership ("MDCP").

          The parties hereto agree as follows:

          1.  Demand Registrations.
              --------------------

          (a) Requests for Registration. At any time 181 days after the Company
              -------------------------
has completed a public offering of its Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All Long-Form Registrations and Short-Form Registrations are referred to herein as "Demand Registrations." Any Demand Registration may provide for offerings to be made on a continuous or delayed basis under Rule 415 under the Securities Act, if permitted by applicable rules and regulations under the Securities Act. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities, if any, and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to request that any Demand Registration be an underwritten registration.

          (b) Long-Form Registrations.  The holders of a majority of the
              -----------------------
Registrable Securities shall be entitled to request up to three Long-Fom Registrations in which the Company shall pay all Registration Expenses ("Long-Form Registrations") in any year; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $10,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations.

          (c) Short-Form Registrations.  In addition to the Long-Form
              ------------------------
Registrations provided pursuant to paragraph 1(b), the holders of a majority of the Registrable Securities shall be entitled to request up to two Short-Form Registrations in which the Company shall pay all Registration Expenses in any year. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations.  If a Demand Registration is an
              --------------------------------
underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 4 hereof.

          (e) Restrictions on Demand Registration.  The Company shall not be
              -----------------------------------
obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of any prospectus included in a registration statement if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in the event of such a delay or suspension, the holders of a majority of the Registrable Securities included in such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn by such holders, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay or suspend a Demand Registration hereunder only once in any twelve-month period.

          (f) Selection of Underwriters.  In the case of a Demand Registration,
              -------------------------
the holders of a majority of the Registrable Securities included in such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval, which shall not be unreasonably withheld.

          2.  Holdback Agreements.
              -------------------

          (a) The holders of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120-day period beginning on the effective date of any underwritten Demand

Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company agrees not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

          3.  Registration Procedures.  Whenever the holders of Registrable
              -----------------------
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of Registrable Securities all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b) notify the holders of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the holders of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the holders of Registrable Securities;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify the holders of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the holders of Registrable Securities, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the holders of Registrable Securities or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or any such underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit the holders of Registrable Securities to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

          4.  Registration Expenses.
              ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq National Market. Registration Expenses shall not include underwriting discounts and commissions and in no event shall the Company be required to pay any such underwriting discounts or commissions.

          (b) In connection with each Demand Registration in respect of which the Company is obligated to pay all Registration Expenses of the holders of Registrable Securities, the Company shall reimburse the holders of Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the holders of Registrable Securities.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          5.  Indemnification.
              ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein or by the holders of Registrable Securities's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the holders of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which the holders of Registrable Securities is participating, the holders of Registrable Securities shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the holders of Registrable Securities; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the holders of Registrable Securities from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          6.  Participation in Underwritten Registrations.  No Person may
              -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that the holders of Registrable Securities shall not be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding the holders of Registrable Securities and its intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 5 hereof.

          7.  Definitions.
              -----------

          (a) "Person" means on individual, a partnership, a corporation, a
               ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          (b) "Registrable Securities" means (i) the Common Stock, par value
               ----------------------
$.01 per share (the "Common Stock"), of the Company held by MDCP as of the date hereof, (ii) any Common Stock issued upon conversion of the 12% Cumulative Redeemable Senior Preferred of the Company held by MDCP as of the date hereof,
(iii) any Comon Stock issued upon conversion of the 12% Cumulative Redeemable Junior Preferred of the Company held by MDCP as of the date hereof, (iv) any Common issued upon exercise of any warrants of the Company held by MDCP as of the date hereof, (v) any Common Stock acquired by MDCP from any officer of the Company, and (vi) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) through (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

          8.  Miscellaneous.
              -------------

          (a) No Inconsistent Agreements. The rights granted hereunder are in
              --------------------------
addition to, and not in limitation of, any registration rights granted to MDCP under any prior agreement with the Company. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Adjustments Affecting Registrable Securities.  The Company shall
              --------------------------------------------
not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include its Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (c) Remedies.  Any Person having rights under any provision of this
              --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (d) Amendments and Waivers.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities.

          (e) Successors and Assigns.  All covenants and agreements in this
              ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (f) Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) Counterparts.  This Agreement may be executed simultaneously in
              ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (h) Descriptive Headings.  The descriptive headings of this Agreement
              --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (i) GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
              -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

          (j) Notices.  All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to the holders of Registrable Securities at the addresses indicated below:

          If to the Company:
          -----------------

               Hines Holdings, Inc.
               12621 Jeffrey Road
               Irvine, California  92720
               Attention:   President

          If to the holders of Registrable Securities:
          -------------------------------------------

               Madison Dearborn Partners, Inc.
               Three First National Plaza
               Suite 3800
               Chicago, Illinois  60602
               Attention: Paul R. Wood
                          Thomas R. Reusche

          With a copy (which shall not constitute notice to the holders of
          ----------------------------------------------------------------
          Registrable Securities) to:
          ---------------------------

               Kirkland & Ellis
               200 E. Randolph Dr.
               Chicago, Illinois 60601
               Attention: Michael H. Kerr, P.C.
                          James S. Rowe

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

                            *    *    *     *    *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                         HINES HOLDINGS, INC.


                                         By /s/ Thomas Reusche
                                            --------------------------

                                         Its__________________________

                                         MADISON DEARBORN CAPITAL
                                          PARTNERS, L.P.

                                            By:  Madison Dearborn Partners, L.P.
                                            Its: General Partner

                                            By:  Madison Dearborn Partners, Inc.
                                            Its: General Partner


                                         By /s/ Thomas Reusche
                                            --------------------------

                                         Its__________________________